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                                                                    EXHIBIT 21

                         SUBSIDIARIES OF THE ISSUER
                         --------------------------

                                                                Jurisdiction of
Name                                                             Incorporation
----                                                            ---------------

Equipes Originales S.A.                                          Argentina

Jovas S.A.                                                       Argentina

Leece-Neville Autotek Limited                                    Mauritius

Lucas Argentine Holdings, Inc.                                   Delaware

Lucas Automotive (Proprietary) Limited                           South Africa


Lucas Properties (Proprietary) Limited                           South Africa

Lucas Indiel Argentina S.A.                                      Argentina

Prestolite Electric Holdings
South Africa (Proprietary) Limited                               South Africa

Prestolite Electric Limited                                      United Kingdom

Prestolite Electric Mauritius Limited                            Mauritius

Prestolite Newco Incorporated                                    Delaware

756780 Ontario Limited                                           Ontario, Canada


                             Subsidiaries of PEI
                             -------------------

                                                                Jurisdiction of
Name                                                             Incorporation
----                                                            ---------------

PEI 1998 LLC                                                     Delaware

Prestolite Electric Incorporated                                 Delaware

Prestolite Electric of Michigan Incorporated                     Delaware